Exhibit 99

For Immediate Release

Contact:

Matthew Shepherd

678-942-2683

mshepherd@netbank.com

NetBank, Inc. Reports EPS of $.05 for Second Quarter

Results Driven by Continued Strength in the Banking Segment
And Improving Fundamentals Within the Financial Intermediary Segment

ATLANTA (August 3, 2005) — NetBank, Inc. (Nasdaq: NTBK), a diversified financial services provider and parent company of NetBank® (www.netbank.com), today reported financial results for the second quarter of 2005. The company recorded net income of $2.3 million or $.05 per share, compared with net income of $8.5 million or $.18 per share during the same period a year ago. On a year-to-date basis, net income stands at $296,000 or $.01 per share, versus $17.9 million or $.38 per share during the first half of 2004.

The majority of the company’s operations reported stable or improving conditions. Highlights on a sequential quarter basis include:

•      Consistent Bank Spread. The banking segment posted an after-provision net interest margin of  182 basis points (bps), in line with 188 bps a quarter ago.

•      Continued strength in business finance. The business finance operation contributed $3.5 million in pre-tax profitability, slightly off last quarter’s record $3.6 million.

•      Better mortgage production and sales volumes. Total mortgage production rose to $3.5 billion,  an increase of $679 million or 24.5%, while sales rebounded to $3.1 billion, an increase of  $378 million or 13.7%.

•      Improved mortgage margins. The mortgage operations posted an aggregate pre-tax margin of 16 bps, an improvement of 34 bps.

The company bought 147,665 shares of its stock at an average price of $8.46 per share during the quarter. Under existing authorizations, management may repurchase up to 1,092,573 more shares. Following quarter-end, the company’s board of directors approved a dividend of $.02 per share. The dividend is payable to shareholders of record on August 15, 2005, and will be disbursed on September 15, 2005.

Management Commentary

“This quarter shaped up close to our expectations,” said Douglas K. Freeman, chairman and chief executive officer. “Pricing pressures within our mortgage operations eased somewhat from the highly competitive levels we had seen over the previous six months. This incremental improvement allowed us to restore our conforming channel to profitability and to move our non-conforming channel toward break-even.”

“Throughout the quarter, we had cited the potential for negative net servicing results as a significant risk to earnings,” said Steven F. Herbert, chief finance executive. “The decline in long-term rates through the end of June exacerbated already high prepayment speeds and led to additional impairment expense. This expense was mitigated at the bottom line in part due to positive net hedge gains and market-driven changes to certain of our valuation assumptions.”

“The consistent performance we have seen within the banking segment so far this year clearly shows the success we’re having in diversifying the company’s income across more stable lines of business,”  Freeman concluded. “Although we believe we can make further progress in key areas over the second half of the year, we expect business conditions to remain challenging.”

Banking Segment Performance

Table 1 below details results in the company’s banking segment. Pre-tax income totaled $3.4 million,  an increase of $810,000 or 31.0% from the previous quarter. Growth in average earning assets contributed to the improved performance. Average earnings assets were up $191 million or 4.4% on strong production within the company’s business finance and auto lending operations.

Banking segment results also benefited from a narrower loss of $2.3 million on the servicing asset, versus  $3.6 million last quarter. As mentioned above, prepayment speeds within the servicing portfolio remain stubbornly high and were further affected by the declining rate environment at the end of the quarter. These pressures were partly offset by net hedge gains and a recovery of previous impairment expenses.

  Table 1

RETAIL BANKING

($ in 000s, Unaudited)

	2005 2nd Qtr	2005 1st Qtr	Change
Net interest income	$22,820	$22,542	$278
Provision for credit losses	2,316	2,336	(20)
Net interest income after provision	20,504	20,206	298
Gains on sales of loans	—	501	(501)
Fees, charges and other income	3,597	3,327	270
Total revenues	24,101	24,034	67
Total expenses	18,380	17,845	535
Pre-tax income before net servicing results	5,721	6,189	(468)
Net servicing results	(2,294)	(3,572)	1,278
Pre-tax income	$3,427	$2,617	$810

Average earning assets	$4,496,414	$4,305,234	$191,180
Average UPB underlying MSRs	$14,593,781	$13,175,247	$1,418,534

Operations to average earning assets
Net interest income after provision	1.82%	1.88%	(0.06)%
Gain on sale, fees, charges and other income	0.32%	0.36%	(0.04)%
Banking revenues	2.14%	2.24%	(0.10)%
Total expenses	1.64%	1.66%	(0.02)%
Pre-tax income before net servicing results	0.50%	0.58%	(0.08)%

Net servicing results to average UPB underlying MSRs	(0.06)%	(0.11)%	0.05%

Additional banking segment highlights appear below. All comparisons are on a sequential quarter basis unless noted otherwise.

•      Deposits rose to $2.8 billion, an increase of $201 million or 7.7%.

•      The business finance operation turned in another exceptional quarter. Both profitability and production remained near record highs. Pre-tax income totaled $3.5 million, while production edged upward to $46.5 million.

•      Auto loan production soared to a record $132 million, an increase of $44.5 million or 50.9%. Margins remained compressed, though, due to pricing competition from captive finance companies and additional provision loads for older loans.

Financial Intermediary Segment Performance

Table 2 below details results in the company’s financial intermediary segment. Pre-tax income totaled $1.6 million, compared with a loss of $5.4 million in the previous quarter. The increase resulted from improvements in revenue and expense margins within the company’s mortgage operations. The overall pre-tax margin for the segment equaled 16 bps, versus -18 bps a quarter ago.

Table 2

FINANCIAL INTERMEDIARY

($ in 000s, Unaudited)

	2005 2nd Qtr	2005 1st Qtr	Change
Net interest income	$7,959	$8,171	$(212)
Gain on sales of loans	28,810	23,301	5,509
Other income	1,253	813	440
Net Beacon credit services results	(122)	(664)	542
Net MG Reinsurance results	841	864	(23)
Total revenues	38,741	32,485	6,256
Salary and employee benefits	20,883	22,674	(1,791)
Occupancy & Depreciation expense	7,494	7,076	418
Other expenses	8,753	8,088	665
Total expenses	37,130	37,838	(708)
Pre-tax income (loss)	$1,611	$(5,353)	$6,964

Production	$3,455,499	$2,776,609	$678,890
Sales (includes inter-company sales)	$3,138,302	$2,760,463	$377,839

Total revenues to sales	1.23%	1.18%	0.05%
Total expenses to production	1.07%	1.36%	(0.29)%
Pre-tax margin	0.16%	(0.18)%	0.34%

Additional financial intermediary segment highlights appear below. All comparisons are on a sequential quarter basis unless noted otherwise.

•      Conforming mortgage production grew by $444 million or 20.7%, while conforming sales climbed by $280 million or 13.6%. The conforming pre-tax margin was 17 bps, up from 2 bps.

•      Non-conforming mortgage production increased by $235 million or 37.3%, while non-conforming sales rose by $98.2 million or 14.0%. The non-conforming pre-tax margin was 3 bps, versus  -92 bps earlier.

Transaction Processing Segment Performance

Table 3 below details results in the company’s transaction processing segment. Pre-tax income totaled $899,000, a decrease of $115,000 or 11.3% from the previous quarter. The decline was centered primarily in the servicing operation where both revenue and fee income fell. Performance in this operation should rebound next quarter as the operation takes on direct servicing of the 14,000-loan servicing portfolio the company acquired in March.

Table 3

TRANSACTION PROCESSING

($ in 000s, Unaudited)

	2005 2nd Qtr	2005 1st Qtr	Change
Total revenue	$6,680	$6,742	$(62)
Total expenses	5,781	5,728	53
Pre-tax income	$899	$1,014	$(115)

Additional transaction processing segment highlights appear below. All comparisons are on a sequential quarter basis unless noted otherwise.

•      Our ATM network now totals 8,268 machines, an increase of 44 machines. More than 6.7 million transactions were processed over the network, an increase in volume of 6.8%.

•      Credit and debit transactions through our merchant processing terminals totaled $69.0 million,  an increase of $2.4 million.

Next Quarter Earnings Outlook

Analyst estimates for the company’s third quarter earnings presently range from $.05 to $.10. Management considers this range reasonable but is biased toward the low end. Based on prevailing business conditions, management believes third quarter results will be similar to those being reported today. A number of variables could push earnings lower. The main risks include the potential for: 1) a highly competitive pricing environment within the conforming and/or non-conforming mortgage channels; and 2) significant negative net servicing results.

Supplemental Financial Data

Management has updated the quarterly financial data available on its Web site. This data provides further detail on the performance of the company’s different business channels over the past five quarters. It is intended to supplement the information in this announcement and to give interested parties a better understanding of the company’s operations and financial trends.

Interested parties can find this quarterly supplement on the company’s Web site at www.netbankinc.com.  The material is accessible through the link titled “Financial Data” under “Investor Relations.”

Within this same area, the company posts a monthly statistical report, which is intended to give individuals a means of tracking the company’s performance during a quarter. The monthly report is published directly to the Web site around the 20th of each month.

Conference Call Information

Management has scheduled a conference call to discuss second quarter results with investors, financial analysts and other interested parties. The call will be held today at 10 a.m. EDT.

Call Title:	NetBank, Inc. Earnings Announcement
Call Leader:	Douglas K. Freeman
Passcode:	NetBank
Toll-Free:	888-809-8965
International:	+1-210-234-0005
One-Week Replay:	800-294-2481

The company will audiocast the call on the NetBank, Inc. Web site within the “Investor Relations” area. Individuals who cannot participate in the live call may e-mail their questions to mshepherd@netbank.com. Questions must be received before 8:30 a.m. EDT for inclusion in the discussion.

About NetBank, Inc.

NetBank, Inc. (Nasdaq: NTBK) operates with a revolutionary business model through a diverse group of complementary financial services businesses that leverage technology for more efficient and cost-effective delivery of services. Its primary areas of operation include personal and small business banking, retail and wholesale mortgage lending, and transaction processing. For more information, please visit www.netbankinc.com.

###

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements in this press release include but are not limited to: 1) management’s intention to purchase additional shares of the company’s common stock; 2) further progress in diversifying the company’s income sources; 3) deposit growth remaining at current levels; 4) continued record performance within the Business Finance operation; 5) higher loan production and improving margins with the auto lending operation; 6) a rebound in revenue and fee income levels within the servicing operation; and 7) the likelihood that third quarter results will be comparable to those of the second quarter.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to: 1) the evolving nature of the market for internet banking and financial services generally; 2) the public’s perception of the internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions that could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults; 8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the company’s litigation over leases originated by Commercial Money Center, Inc.; and 10) increased competition and regulatory changes.

Further information relating to these and other factors that may impact the company’s results of operations and such forward-looking statements are disclosed in the company’s filings with the SEC, including under the caption “Item 1. Business—Risks Relating to NetBank’s Business” in its Annual Report on Form 10-K for the year ended December 31, 2004. Except as required by the securities laws, the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NetBank, Inc.

Consolidated Statements of Operations

For the Three Months Ended June 30,

(Unaudited and in 000’s except per share data)

	2005					2004
	Retail banking	Financial intermediary	Transaction processing	Other / eliminations	Consolidated NetBank, Inc.	Consolidated NetBank, Inc.

Interest income:
Loans and leases	$27,549	$25,224	$9	$324	$53,106	$54,582
Investment securities	8,878	1	—	—	8,879	3,905
Short-term investments	416	100	—	—	516	190
Inter-segment	16,934	150	(1)	(17,083)	—	—
Total interest income	53,777	25,475	8	(16,759)	62,501	58,677

Interest expense:
Deposits	15,598	—	—	—	15,598	10,684
Other borrowed funds	13,179	2,267	11	504	15,961	11,494
Inter-segment	2,245	15,153	6	(17,404)	—	—
Total interest expense	31,022	17,420	17	(16,900)	31,559	22,178
Net interest income	22,755	8,055	(9)	141	30,942	36,499
Provision for credit losses	2,316	14	—	—	2,330	1,666
Net interest income after provision for credit losses	20,439	8,041	(9)	141	28,612	34,833

Non-interest income:
Mortgage servicing fees	10,556	1,365	1,271	—	13,192	10,624
Amortization of MSRs	(11,343)	(173)	—	—	(11,516)	(9,847)
Recovery (impairment) of MSRs	(1,700)	—	—	—	(1,700)	5,813
Gain (loss) on derivatives	1,944	(99)	—	—	1,845	(2,743)
Gain on sales of investment securities	1,705	—	—	—	1,705	—
Service charges and fees	2,729	6	2,357	—	5,092	6,014
Gain on sales of loans and MSRs	—	29,781	—	151	29,932	33,899
Other Income	952	772	1,105	(138)	2,691	2,826
Intersegment servicing/processing fees	—	—	3,435	(3,435)	—	—
Total non-interest income	4,843	31,652	8,168	(3,422)	41,241	46,586

Non-interest expense:
Salaries and benefits	5,362	21,560	2,263	909	30,094	32,155
Customer service	2,968	7	417	4	3,396	3,111
Marketing costs	1,121	1,091	95	59	2,366	2,164
Data processing	2,508	1,295	609	—	4,412	4,675
Depreciation and amortization	2,096	2,866	936	112	6,010	4,833
Office expenses	883	1,636	456	27	3,002	2,791
Occupancy	901	4,677	352	22	5,952	5,373
Travel and entertainment	197	1,009	140	44	1,390	1,386
Professional fees	683	2,437	599	1,096	4,815	5,003
Prepaid lost interest from curtailments	1,045	14	—	—	1,059	1,896
Other	1,611	536	1,393	(57)	3,483	4,589
Inter-segment servicing/processing fees	2,480	954	—	(3,434)	—	—
Total non-interest expense	21,855	38,082	7,260	(1,218)	65,979	67,976
Income (loss) before income taxes	$3,427	$1,611	$899	$(2,063)	3,874	13,443
Income tax expense					(1,549)	(4,976)
Net income					$2,325	$8,467

Net income per common and potential common shares outstanding:
Basic					$0.05	$0.18
Diluted					$0.05	$0.18

Weighted average common and potential common shares outstanding:
Basic					46,116	46,790
Diluted					46,492	47,169

NetBank, Inc.

Consolidated Statements of Operations

For the Six Months Ended June 30,

(Unaudited and in 000’s except per share data)

	2005					2004
	Retail banking	Financial intermediary	Transaction processing	Other / eliminations	Consolidated NetBank, Inc.	Consolidated NetBank, Inc.

Interest income:
Loans and leases	$54,276	$46,225	$19	$439	$100,959	$102,621
Investment securities	17,665	2	—	—	17,667	7,871
Short-term investments	725	170	—	—	895	370
Inter-segment	30,000	2,428	6	(32,434)	—	—
Total interest income	102,666	48,825	25	(31,995)	119,521	110,862

Interest expense:
Deposits	28,814	—	—	—	28,814	22,502
Other borrowed funds	24,403	3,747	31	807	28,988	20,112
Inter-segment	4,219	28,773	6	(32,998)	—	—
Total interest expense	57,436	32,520	37	(32,191)	57,802	42,614
Net interest income	45,230	16,305	(12)	196	61,719	68,248
Provision for credit losses	4,652	29	—	—	4,681	3,513
Net interest income after provision for credit losses	40,578	16,276	(12)	196	57,038	64,735

Non-interest income:
Mortgage servicing fees	20,686	2,069	2,699	—	25,454	23,633
Amortization of MSRs	(21,872)	(272)	—	—	(22,144)	(18,923)
Recovery (impairment) of MSRs	(1,020)	—	—	—	(1,020)	4,643
Gain (loss) on derivatives	(866)	(78)	—	—	(944)	(1,542)
Gain on sales of investment securities	4,182	—	—	—	4,182	3,169
Service charges and fees	5,205	38	4,600	—	9,843	10,037
Gain on sales of loans and MSRs	501	53,914	—	337	54,752	66,213
Other Income	1,869	1,683	2,254	(227)	5,579	5,801
Intersegment servicing/processing fees	—	—	6,891	(6,891)	—	—
Total non-interest income	8,685	57,354	16,444	(6,781)	75,702	93,031

Non-interest expense:
Salaries and benefits	10,611	44,988	4,687	1,531	61,817	63,082
Customer service	5,638	7	866	9	6,520	6,024
Marketing costs	2,262	2,710	142	107	5,221	4,423
Data processing	5,161	2,459	1,167	—	8,787	9,166
Depreciation and amortization	4,161	5,386	1,842	224	11,613	9,616
Office expenses	1,404	3,237	1,074	107	5,822	5,471
Occupancy	1,789	9,279	742	43	11,853	10,507
Travel and entertainment	339	1,922	286	93	2,640	2,562
Professional fees	1,574	4,513	1,015	1,703	8,805	7,913
Prepaid lost interest from curtailments	2,055	28	—	—	2,083	3,268
Other	3,179	999	2,698	(44)	6,832	7,259
Inter-segment servicing/processing fees	5,046	1,844	—	(6,890)	—	—
Total non-interest expense	43,219	77,372	14,519	(3,117)	131,993	129,291
Income (loss) before income taxes	$6,044	$(3,742)	$1,913	$(3,468)	747	28,475
Income tax expense					(451)	(10,614)
Net income					$296	$17,861

Net income per common and potential common shares outstanding:
Basic					$0.01	$0.38
Diluted					$0.01	$0.38

Weighted average common and potential common shares outstanding:
Basic					46,241	47,020
Diluted					46,538	47,568

NetBank, Inc.

Condensed Consolidated Balance Sheet

As of June 30,

(Unaudited and in 000’s except per share data)

	2005					2004
	Retail Banking	Financial Intermediary	Transaction Processing	Other & Eliminations	NetBank, Inc.	NetBank, Inc.
Assets
Cash and cash equivalents:
Cash and due from banks	$111,766	$11,396	$(675)	$(3,379)	$119,108	$17,855
Cash equivelants and fed funds	48,465	17,669	1,145	—	67,279	79,430
Total cash, cash equivalents and fed funds	160,231	29,065	470	(3,379)	186,387	97,285
Investment securities available for sale-at fair value	659,090	3	—	—	659,093	439,038
Stock of Federal Home Loan Bank of Atlanta-at cost	66,172	—	—	—	66,172	89,861
Loans held for sale	4,714	1,383,796	—	(15)	1,388,495	1,786,452
Loan and lease receivables-net of allowance for losses of $25,792 and $46,033, respectively	2,176,474	8,849	—	(4,234)	2,181,089	2,332,340
Mortgage servicing rights	175,529	1,054	—	—	176,583	200,320
Accrued interest receivable	9,450	4,223	—	—	13,673	13,925
Furniture, equipment and capitalized software	11,929	31,135	1,983	2,139	47,186	53,796
Goodwill and other intangibles	1,614	49,334	30,211	265	81,424	69,574
Due from servicers and investors	24,723	1,790	—	—	26,513	37,902
Inter-segment receivables	1,125,345	963	913	(1,127,221)	—	—
Unsettled trades receivables	26,171	—	—	—	26,171	—
Other assets	37,937	58,003	5,754	287	101,981	55,271
Total assets	$4,479,379	$1,568,215	$39,331	$(1,132,158)	$4,954,767	$5,175,764

Liabilities
Deposits	$2,795,601	$—	$—	$(3,501)	$2,792,100	$2,448,485
Other borrowed funds	1,323,819	146,957	(1)	—	1,470,775	2,058,975
Inter-segment payables	222,548	931,456	2,790	(1,156,794)	—	—
Subordinated debt	—	—	—	32,477	32,477	11,857
Accrued interest payable	12,361	878	—	210	13,449	9,884
Loans in process	—	61,473	—	—	61,473	51,968
Representations and warranties	—	19,037	—	—	19,037	22,278
Accounts payable and accrued liabilities	31,239	120,671	4,486	(589)	155,807	141,418
Total liabilities	4,385,568	1,280,472	7,275	(1,128,197)	4,545,118	4,744,865

Minority interests in affiliates	—	560	—	—	560	389

Shareholders’ equity
Preferred stock, no par (10,000 shares authorized, none outstanding)	—	—	—	—	—	—
Common stock, $.01 par (100,000 shares authorized, 52,820 and 52,820 shares issued, respectively)	—	—	—	528	528	528
Additional paid-in capital	—	—	—	432,192	432,192	432,029
Retained earnings	—	—	—	41,618	41,618	59,888
Accumulated other comprehensive loss, net of tax	—	—	—	(488)	(488)	(1,975)
Treasury stock, at cost (6,522 and 6,147 shares, respectively)	—	—	—	(63,236)	(63,236)	(59,639)
Unearned compensation	—	—	—	(1,525)	(1,525)	(321)
Allocated equity	93,811	287,183	32,056	(413,050)	—	—
Total shareholders’ equity	93,811	287,183	32,056	(3,961)	409,089	430,510
Total liabilities, minority interests and shareholders’ equity	$4,479,379	$1,568,215	$39,331	$(1,132,158)	$4,954,767	$5,175,764

NetBank, Inc. Consolidated

Selected Financial and Operating Data

(Unaudited and in 000’s except per share data)

	Quarter Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Consolidated:

Net income (loss)	$2,325	$(2,029)	$8,467
Total assets	$4,954,767	$4,755,015	$5,175,764
Total equity	$409,089	$402,260	$430,510
Shares outstanding	46,298	46,237	46,673
Return on average equity	2.29%	-1.99%	7.84%
Return on average assets	0.19%	-0.17%	0.70%
Book value per share	$8.84	$8.70	$9.22
Tangible book value per share	$7.08	$6.96	$7.73

NetBank, FSB:

Deposits	$2,794,220	$2,592,680	$2,448,726
Customers	268,849	270,246	276,317

Estimated Capital Ratios:
Tier 1 (core) capital ratio	6.17%	6.42%	6.86%
Total risk-based capital ratio	10.36%	10.93%	12.43%

Asset quality numbers:
CMC Lease portfolio	$26,960	$31,294	$82,514
Non-performing loan and lease receivables	5,056	5,789	2,630
Total non-performing loan and lease receivables	32,016	37,083	85,144
Non-performing loans held for sale(1)	22,859	36,443	32,081
Total non-performing loans and leases	54,875	73,526	117,225
Repossessed assets (2)	7,102	6,330	4,743
Total non-performing assets	$61,977	$79,856	$121,968

Allowance for credit losses (ALLL)	$25,792	$25,075	$46,033
Net (charge-offs) of loan and lease receivables	$(1,613)	$(1,738)	$(224)

Asset quality ratios:
Total non-performing assets / average assets	1.27%	1.72%	2.53%
ALLL / total non-performing loan and lease receivables	80.56%	67.62%	54.06%
Net annualized charge-offs / total assets	0.13%	0.15%	0.02%

Mortgage Banking:

Production Activity:
Retail	$843,914	$637,522	$724,535
Correspondent	1,009,951	859,109	1,350,933
Wholesale	681,865	608,546	897,743
RMS	54,540	41,249	52,396
Total Agency-eligible	2,590,270	2,146,426	3,025,607
Non-conforming	865,229	630,183	877,830
Total	$3,455,499	$2,776,609	$3,903,437

Sales Activity:
Third party sales	$3,084,829	$2,722,062	$3,083,412
Sales to the retail bank	53,473	38,401	349,935
Total sales	$3,138,302	$2,760,463	$3,433,347

Pipeline:
Locked conforming mortgage loan pipeline	$1,200,719	$917,450	$1,111,256

UPB of loans serviced:	$18,483,938	$18,698,781	$17,549,546

(1)  Held for sale assets are carried at the lower of cost or market (LOCOM).  LOCOM adjustments, under GAAP, are direct reductions of the assets’ carrying values and are not considered allowances.

(2)  Repossessed assets are carried at net realizable value.